Exhibit 1.1

Oaktree Specialty Lending Corporation

Shares of Common Stock, par value $0.01 per share

Amendment to the

Equity Distribution Agreement

This Amendment, dated February 8, 2023 (the “Amendment”), is to that certain Equity Distribution Agreement, dated February 7, 2022, by and among Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Oaktree Fund Administration, LLC, a Delaware limited liability company (the “Administrator”), on the one hand, and Keefe, Bruyette & Woods, Inc., JMP Securities LLC, Raymond James &Associates, Inc. and SMBC Nikko Securities America, Inc. (each, a “Placement Agent” and collectively, the “Placement Agents”) on the other hand (as amended and supplemented, the “Equity Distribution Agreement”).

WHEREAS, the Company, the Adviser, the Administrator and the Placement Agents entered into the Equity Distribution Agreement pursuant to which from time to time during the term of the Equity Distribution Agreement, on the terms and subject to the conditions set forth therein, the Company may issue and sell through the Placement Agents, each acting as agent and/or principal, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $125,000,000; and

WHEREAS, the Company, the Adviser, the Administrator and the Placement Agents desire to amend certain provisions of the Equity Distribution Agreement, including to increase the aggregate offering price of the Common Stock that the Company may issue and sell through the Placement Agents, each acting as agent and/or principal, from $125,000,000 to $146,049,000 (which amount shall include all of the Shares previously sold pursuant to the Equity Distribution Agreement to date);

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

1. Amendments to Section 1. The first sentence of the first paragraph of Section 1 of the Equity Distribution Agreement is amended and restated as follows:

Each of the Company, the Adviser and the Administrator agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Placement Agents, each acting as agent and/or principal, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $146,049,000 (the “Maximum Amount”).

The first two sentences of the second paragraph of Section 1 of the Equity Distribution Agreement are amended and restated as follows:

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-[ ]), including a base prospectus, relating to certain securities to be issued from time to time by the Company, including the Securities. Such registration statement became immediately effective upon its filing with the Commission on February 7, 2023.

2. Amendments to Section 5. Section 5(a)(1) is amended and restated as follows:

The Company is eligible to use Form N-2; the Registration Statement, any Rule 462(b) Registration Statement, and any other post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have become effective under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement has been received by the Company;

Section 5(a) is amended by inserted the following as paragraph (42):

(42) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

3. Consent to Amendment. Each of the Company, the Adviser, and the Administrator and the Placement Agents by the execution of this Amendment, hereby consent to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.

4. No Other Amendments. No other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all annexes and exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

5. Governing Law. THIS AMENDMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

6. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

7. Counterparts. THIS AMENDMENT MAY BE EXECUTED BY ANYONE OR MORE OF THE PARTIES HERETO IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL, BUT ALL SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE ONE AND THE SAME INSTRUMENT. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Placement Agents, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Placement Agents, the Company, the Adviser and the Administrator.

[Signature pages to follow]

Very truly yours,
OAKTREE SPECIALTY LENDING CORPORATION

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Secretary

OAKTREE FUND ADVISORS, LLC By: Oaktree Capital II, L.P. Its: Managing Member

By:	/s/ Matthew Stewart
Name: Matthew Stewart
Title: Authorized Signatory

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Authorized Signatory

OAKTREE FUND ADMINISTRATION, LLC By: Oaktree Capital Management, L.P. Its: Managing Member

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

By:	/s/ Matthew Stewart
Name: Matthew Stewart
Title: Senior Vice President

[Signature Page to Amendment to Equity Distribution Agreement]

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Al Laufenberg
Name: Al Laufenberg
Title: Managing Director

JMP SECURITIES LLC

By:	/s/ Jorge Solares-Parkhurst
Name: Jorge Solares-Parkhurst
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Larry Herman
Name: Larry Herman
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

[Signature Page to Amendment to Equity Distribution Agreement]